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                                                                   EXHIBIT 10.21


                              FORBEARANCE AGREEMENT

         This FORBEARANCE AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of July, 2004, by and between Peter J. Utrata, M.D., an individual ("Borrower") and STAAR Surgical Company, a Delaware corporation ("Lender") with reference to the following facts:

                                    RECITALS

               A. Borrower has executed a Promissory Note (the "Note") in favor of Lender in the original principal amount of One Million Two Hundred Fifty-Eight Thousand Dollars ($1,258,000).

               B. Borrower has pledged to Lender the interest of Borrower in certain common stock pursuant to the Pledge Agreement (the "Pledge Agreement") dated as of June 16, 1999, for the purpose of securing payment of the Note.

               C. Under the Note, the entire unpaid principal balance plus accrued interest was due on June 15, 2004.

               D. Borrower failed to pay the amounts due under the Note when due.

               E. Lender and Borrower are willing to enter into this Agreement on the terms and conditions set forth herein.

                                    AGREEMENT

        1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Pledge Agreement.

        2. Agreement of Forbearance. Subject to all of the terms and provisions contained in this Agreement, the Lender agrees to forbear in the exercise of any rights or remedies it may have under the Note and the Pledge Agreement until March 15, 2005 (the "Forbearance Period").

        3. Initial Repayment. Borrower agrees that, in consideration of Lender's agreement to enter into this Forbearance Agreement, on or before July 30, 2004 Borrower shall pay to Lender $150,000 (the "Initial Repayment"), to be applied first to repayment of unpaid interest, and second to reduction of the principal balance of the Note.

        4. Payment of Principal and Interest. All obligations of Borrower to Lender under the Note shall become immediately due and payable, and Borrower shall pay the Principal Amount and all accrued and unpaid interest on the Principal Amount and all


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other indebtedness due under the Note, on the earlier to occur of (a) July 1,
2004, if Borrower has not prior to that date delivered to Lender the Initial Repayment, (b) the first date after the date of the execution of this Forbearance Agreement on which the closing bid price for STAAR common stock on the Nasdaq National Market (or on such other stock exchange or quotation system where STAAR's common stock principally trades at the time) (the "Closing Price") is, and has been for twenty (20) consecutive trading days, [$13.00] or greater (the "Market Settlement Date"), or (c) the end of the Forbearance Period. If the date set for payment under this Note falls on a Saturday, Sunday, or holiday recognized by either the United States of America or the State of California, payment of this Note shall be due on the next business day.

        5. Company Right of Redemption. The Lender may at any time request that on the Market Settlement Date the Borrower surrender some or all of its pledged shares to the Lender in lieu of some or all of the cash repayment of Borrower's obligation under the Note. If so requested, the Borrower shall surrender the requested shares on the Market Settlement Date (or an earlier date at the election of the Borrower) and the Borrower's indebtedness under the Note shall be reduced in an amount equal to the number of shares so surrendered multiplied by the Closing Price on the date of surrender. The maximum number of shares of Common Stock that the Borrower may be required to surrender shall be the quotient resulting when the total amount of the Borrower's obligations under the
Note is divided by the closing Price on the Market Settlement Date.

        6. Reaffirmation and Ratification. Borrower hereby reaffirms, ratifies and confirms its obligations under the Note and Pledge Agreement and acknowledges that all of the terms and provisions of the Pledge Agreement and Note remain in full force and effect.

        7. Further Assurances. Each of the parties hereto shall, at the request of the other party hereto, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

        8. Integration. This Agreement constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Agreement.

        9. Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

        10. Attorney's Fees. Borrower acknowledges and agrees that all attorney's fees and expenses incurred in connection with the negotiation and preparation of this Agreement shall be the responsibility of Borrower under
Section 10 of the Note and that such fees and expenses shall be added to the obligations of Borrower to Lender under the Note.

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        11. Governing Law. This Agreement shall be governed by and construed to be in accordance with the internal laws of the State of California.

         WHEREFORE, the parties hereto have executed this Forbearance Agreement as of the date first set forth above.

                                    Borrower:

                                    /s/  Peter J. Utrata, M.D.
                                    -----------------------------------
                                    Peter J. Utrata, M.D.


                                    Lender:

                                    STAAR SURGICAL COMPANY
                                    1911 Walker Avenue Monrovia,
                                    California 91016

                                    By: /s/ John Bily
                                        -------------------------------
                                    Name:  John Bily
                                         ------------------------------
                                    Title:  CFO
                                          -----------------------------